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                             NEUMAN & DRENNEN, LLC
                               Attorneys at Law
                              TEMPLE-BOWRON HOUSE
                               1507 PINE STREET                  Denver Office
                            BOULDER, COLORADO 80302   4643 South Ulster Street
                           Telephone: (303) 449-2100                     #1480
                           Facsimile: (303) 449-1045          Denver, CO 80237
Clifford L. Neuman, P.C.                                    Tel:(303) 221-4700
E-mail: clneuman@neuman.com                                Fax: (303) 694-4633

                               February 9, 2001



E.C. Power, Inc.
236 West 27th Street
New York, NY 10001

     Re:  S.E.C. Registration Statement of Form SB-2

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United States Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by E.C. Power, Inc., a Colorado corporation, (the "Company") in connection with the offering of up to 2,000,000 Units, each Unit consisting of one share of Common Stock, $.001 par value, and one Common Stock Purchase Warrant and 12,175,537 shares of its Common Stock, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                              Sincerely,



                              /s/ David H. Drennen

                              NEUMAN & DRENNEN, LLC

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